                         NOTICE OF GUARANTEED DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

                        TO TENDER SHARES OF COMMON STOCK
                                       OF
                             WESTPOINT STEVENS INC.

            PURSUANT TO THE OFFER TO PURCHASE DATED OCTOBER 29, 1999

     The attached form, or a form substantially equivalent to the attached form, must be used to accept the Offer (as defined below) if certificates for shares of common stock, par value $.01 per share (the "Shares"), of the Company and all other documents required by the Letter of Transmittal cannot be delivered to the Depositary prior to the expiration of the Offer or the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the expiration of the Offer. Such form may be delivered by hand, facsimile transmission, or mail to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:
                              THE BANK OF NEW YORK

                BY MAIL:                          FACSIMILE TRANSMISSION:                BY HAND OR OVERNIGHT DELIVERY:
                                              (for Eligible Institutions Only)
                                                      (212) 815-6213
      Tender & Exchange Department                                                        Tender & Exchange Department
             P.O. Box 11248                                                                    101 Barclay Street
         Church Street Station                                                             Receive and Deliver Window
     New York, New York 10286-1248                                                          New York, New York 10286
                                               FOR CONFIRMATION BY TELEPHONE:
                                                      (800) 507-9357

     Delivery of this Notice of Guaranteed Delivery to an address other than those shown above or transmission of instructions via a facsimile number other than that listed above does not constitute a valid delivery.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to WestPoint Stevens Inc., a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 29, 1999 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number (indicated below) of shares of common stock, par value $.01 per share (the "Shares"), at prices specified by the Company's stockholders, not greater than $22.00 nor less than $19.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal.

                     NUMBER OF SHARES BEING TENDERED HEREBY

                        PRICE (IN DOLLARS) PER SHARE AT
                        WHICH SHARES ARE BEING TENDERED

                            ------------------------

                              CHECK ONLY ONE BOX.
                     IF MORE THAN ONE BOX IS CHECKED, OR IF
             NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

                            ------------------------

              SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION

/ / The undersigned wants to maximize the chance of having the Company purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this one box, the undersigned hereby tenders Shares and is willing to accept the Purchase Price resulting from the "Dutch Auction" process. This action will result in receiving a price per Share of as low as $19.00 or as high as $22.00.

                                     --OR--

               SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

By checking ONE of the boxes below, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked. If the Purchase Price for the Shares is equal to or greater than the price checked, then the Shares purchased by the Company will be purchased at the Purchase Price. A stockholder who desires to tender Shares at more than one price must complete a separate Notice of Guaranteed Delivery for each price at which Shares are tendered. The same Shares cannot be tendered at more than one price (unless those Shares were previously tendered and withdrawn).

$19.00   / /          $19.25   / /          $19.50   / /          $19.75   / /          $20.00   / /
$20.25   / /          $20.50   / /          $20.75   / /          $21.00   / /          $21.25   / /
$21.50   / /          $21.75   / /          $22.00   / /

                              (check only one box)

Number of Shares:
                 ---------------------------------------------                                   SIGN  HERE
                                                                           -----------------------------------------------------

                                                                           -----------------------------------------------------
                                                                                                 Signatures
Certificate Nos. (if available):                                           Dated:
                                                                                 -----------------------------------------------
--------------------------------------------------------------             Name of Stockholders:

--------------------------------------------------------------             -----------------------------------------------------

                                                                           -----------------------------------------------------
                                                                                            (Please Type or Print)

If Shares will be tendered by book-entry transfer:                         -----------------------------------------------------
Name of Tendering Institution:                                             -----------------------------------------------------
                                                                                                   (Address)
--------------------------------------------------------------
                                                                           -----------------------------------------------------
--------------------------------------------------------------
                                                                           -----------------------------------------------------
Account Number:                                             at                                                        (Zip Code)
               --------------------------------------------
                                                                           -----------------------------------------------------
The Depository Trust Company
                                                                           -----------------------------------------------------
                                                                                       (Area Code and Telephone No.)

                                                                           -----------------------------------------------------

                                                                           -----------------------------------------------------
                                                                                 (Taxpayer ID No. or Social Security No.)

                                    ODD LOTS

                (SEE INSTRUCTION 6 OF THE LETTER OF TRANSMITTAL)

The undersigned either (check one box):

/ / was the beneficial owner as of the close of business on October 29, 1999, of an aggregate of fewer than 100 Shares, all of which are being tendered, or

/ / is a broker, dealer, commercial bank, trust company or other nominee that
    (i) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner owned beneficially as of the close of business on October 29, 1999, an aggregate of fewer than 100 Shares, and is tendering all of such Shares

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch or agency in the United States, guarantees (a) that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) that such tender of Shares complies with Rule 14e-4 and (c) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof), unless an Agent's Message is utilized, and any other required documents, all within three New York Stock Exchange trading days of the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the same time period herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
              -------------------------------------------------         -------------------------------------------------
                                                                                      Authorized Signature
Address:                                                                 Name:
         ------------------------------------------------------               --------------------------------------------
                                                                                            Please Print
---------------------------------------------------------------          Title:
                                                       Zip Code                -------------------------------------------
Area Code & Tel. No:
                    -------------------------------------------          Date:                                      , 1999
                                                                               -------------------------------------

             DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.